Exhibit 1 to Schedule 13D Amendment No. 1
                            Finlay Enterprises, Inc.

                                    AGREEMENT

     Agreement made this 7th day of November, 1997, by and between each of the undersigned.

     WHEREAS,  each of the  undersigned  is required to file an  amendment  to a
Schedule 13D with respect to ownership of securities in Finlay Enterprises, Inc.; and

     WHEREAS, each of the undersigned is individually eligible to use this Amendment No. 1 to Schedule 13D;

     NOW,  THEREFORE,  the undersigned agree to file only one Amendment No. 1 to
Schedule 13D reflecting their combined beneficial ownership of securities in Finlay Enterprises, Inc.

                                   THOMAS H. LEE EQUITY PARTNERS, L.P.
                                   By: THL Equity Advisors Limited Partnership,
                                       its General Partner
                                   By:  THL Equity Trust, its General Partner

                                   By: /s/ Warren C. Smith, Jr.
                                       Name:  Warren C. Smith, Jr.
                                       Title: Vice President

                                   THOMAS H. LEE EQUITY ADVISORS
                                   LIMITED PARTNERSHIP

                                   By:  THL Equity Trust, its General Partner

                                   By: /s/ Warren C. Smith, Jr.
                                       Name:  Warren C. Smith, Jr.
                                       Title:     Vice President

                                   THL EQUITY TRUST

                                   By: /s/ Warren C. Smith, Jr.
                                       Name:  Warren C. Smith, Jr.
                                       Title: Vice President


                                       /s/ Thomas H. Lee
                                       Thomas H. Lee